UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)             December 6, 2005
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR
                    COMPLETED INTERIM REVIEW.
     (a) On December 6, 2005, Retail Ventures, Inc. (the “Company”) tentatively determined that disclosure should be made and action taken by the Company to prevent future reliance on the Company’s condensed consolidated financial statements on Form 10-Q for the fiscal quarter ended July 30, 2005. Specifically, the Company determined that the previously reported deferred tax liability associated with the initial public offering of DSW Inc., a controlled subsidiary of the Company, should have been $62.5 million with no affect to the Condensed Consolidated Statement of Operations.
     On December 7, 2005, the Company’s Board of Directors met and discussed with the Company’s management the foregoing matters. As a result of these discussions, the Company, with the agreement of its Board of Directors, has determined to restate the Company’s July 30, 2005 condensed consolidated financial statements from the amounts previously reported in the Company’s quarterly report on Form 10-Q for the period ended July 30, 2005. The Company will file an amended quarterly report on Form 10-Q/A on December 8, 2005 with respect to this restatement, concurrent with the filing of this Form 8-K.
     A summary of the significant effects of this restatement on the July 30, 2005 balances is as follows (in thousands):

	As reported	As restated

Other noncurrent liabilities	$108,396	$131,240
Retained earnings	$57,065	$34,221
     Company management has discussed the matters disclosed in this Form 8-K with its independent registered public accounting firm, Deloitte & Touche, LLP.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.
By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: December 8, 2005